                                                                                                                     Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

March 15, 2002

Dear Sir/Madam:

We have read the paragraph of Item 4 included in the Form 8-K dated May 15, 2002 of Indiantown Cogeneration, L.P. to be filed with the Securities and Exchange
Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen

cc:      Mr. Thomas Legro, CAO
           PG&E National Energy Group